Exhibit 5.1

June 1, 2012

Novadaq Technologies Inc.

2585 Skymark Avenue, Suite 306

Mississauga, Ontario

Canada L4W 4L5

Re:	Novadaq Technologies Inc. – Registration Statement on Form S-8

We have acted as Canadian counsel to Novadaq Technologies Inc. (the “Company”) in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (such registration statement, as it may be amended from time to time, is referred to herein as the “Registration Statement”) relating to the registration pursuant to the United States Securities Act of 1933, as amended, of 3,982,765 common shares in the capital of the Company (the “Plan Shares”) which may be issued to participants pursuant to the exercise of options issued pursuant to the Company’s Second Amended and Restated Stock Option Plan (the “Stock Option Plan”).

We have reviewed the Registration Statement and have examined the Stock Option Plan and such statutes, public and corporate records, opinions, certificates and other documents, and have considered such questions of law, as we have considered relevant and necessary as a basis for the opinions hereinafter set forth.

In examining all documents and in providing our opinions below we have assumed that:

(a)	all individuals had the requisite legal capacity;

(b)	all signatures are genuine;

(c)	all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals;

(d)	all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

(e)	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Company including, without limitation, the Officers’ Certificate, are complete, true and accurate;

(f)	that each of the parties or signatories to any agreements, other than the Company, has the necessary power, capacity and authority to execute, deliver and perform each such agreement, has taken all necessary actions to authorize the execution, delivery and performance by it of each such agreement and has duly executed and delivered each such agreement and that each such agreement constitutes legal, valid, binding and enforceable obligations of such parties enforceable against them in accordance with its terms; and

(g)	performance of the obligations would not be illegal under the law of the place of performance if that is a place other than Ontario.

We have not reviewed the minute books or corporate records of the Company and its subsidiaries, nor have we conducted any documentary legal due diligence review in respect of the Company and its subsidiaries.

As to certain questions of fact material to our opinions, we have also examined and relied upon a certificate of an officer of the Company dated the date hereof, a copy of which has previously been provided to us by the Company (the “Officers’ Certificate”).

We are qualified to carry on the practice of law only in the Province of Ontario and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any reference to the laws of the Province of Ontario includes the laws of Canada applicable therein. Our opinions are expressed with respect to the laws of the Province of Ontario in effect on the on the date of this opinion and we do not accept any responsibility to inform the addressees of any change in law subsequent to this date that does or may affect the opinions we express.

Based and relying upon and subject to the foregoing, we are of the opinion at the date hereof that the Plan Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Stock Option Plan, will be validly issued, fully paid and non-assessable.

This opinion is rendered solely in connection with the Registration Statement.

We acknowledge that we are referred to in Item 8 of the Registration Statement and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By the giving of such consent, we do not admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the Rules and Regulations of the Commission.

Yours truly,

                                /s/ STIKEMAN ELLIOTT LLP

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